Exhibit 1.1

HARMONIC INC.

[●] Shares

Common Stock

($0.001 par value per Share)

COMMON STOCK UNDERWRITING AGREEMENT

[TRADE DATE]

UNDERWRITING AGREEMENT

[Trade Date]

[List Managing Underwriters]

[Address]

Ladies and Gentlemen:

     Harmonic Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of [●] shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [●] shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-          ) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission. Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company has filed with the Commission a Prepricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

     The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of [●] and to be filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of Shares pursuant to this Agreement. The term “Prepricing Prospectus” as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of [●] and filed with the Commission on [●] pursuant to

Rule 424 under the Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     The Company and the Underwriters agree as follows:

     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $[●] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by [●] (“[●]”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [●] (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, California 94304, at            A.M., Pacific time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Company is eligible to use Form S-3. The Registration Statement complied when it became effective, complies and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will comply, and the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus conformed as of its date, conform and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will conform in all material respects with the requirements of the Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; and the Registration Statement did not at the time of effectiveness, does not and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus did not as of its date, does not and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Prepricing Prospectus, the then most recent Prospectus Supplement and the Prospectus;

          (b) as of the date of this Agreement, the Company has an authorized capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options granted pursuant to the Company’s benefit plans and the grant of stock options or other stock awards described in the Registration Statement and the Prospectus as reserved for future issuance under existing stock option or other benefit plans); the only shares of capital stock of the Company outstanding are the Common Stock of the Company, and all of the issued and outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right;

          (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

          (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

          (e) the Company has no subsidiaries (as defined under the Act) other than as listed in Schedule B annexed hereto (collectively, the “Subsidiaries”); the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company and/or one of the Subsidiaries;

          (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights or rights of first refusal;

          (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form in all material respects;

          (h) this Agreement has been duly authorized, executed and delivered by the Company;

          (i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (A) its respective charter or bylaws (or comparable organizational documents), or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except to the extent that any such breach, violation or default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not result in any breach or violation of or constitute a default under (X) the charter or bylaws (or comparable organizational documents) of the Company or any of the Subsidiaries, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (Z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except in the case of clauses (Y) or (Z), to the extent that any such breach, violation or default would not have a Material Adverse Effect;

          (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”) is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act and the filing of a listing of additional shares with NASDAQ, which have been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”);

          (k) (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company (other than pursuant to options, rights to purchase or other awards under the Company’s benefit plans), (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company (other than pursuant to options, rights to purchase or other awards under the Company’s benefit plans) and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as otherwise disclosed to you or your counsel, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or, except as have been waived pursuant to an effective waiver, to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

          (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business, except in each case as would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not reasonably be expected to have a Material Adverse Effect;

          (m) except as described in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

          (n) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board;

          (o) the financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

          (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation direct or contingent (including any off balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than as a result of the exercise of options or the grant of stock options or other stock awards under the Company’s benefit plans, in each case disclosed as either outstanding or reserved for future issuance in the Registration Statement and the Prospectus) or material increase in outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

          (q) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers;

          (r) neither the Company nor any of the Subsidiaries is, nor, after giving effect to the offering and sale of the Shares, will any of them be an “investment company” or an entity

“controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

          (s) except as set forth in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries have good and marketable title to all material property (real and personal) described in the Registration Statement and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the material property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

          (t) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, covenants not to sue, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts of circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

          (u) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

          (v) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (w) except as disclosed in the Registration Statement and the Prospectus, all material tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and those described in the Registration Statement and the Prospectus, in each case for which adequate reserves have been provided;

          (x) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate;

          (aa) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

          (bb) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (cc) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) and

“internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (dd) neither the Company nor any Subsidiary has, directly or indirectly, made any extension of credit in the form of a personal loan to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (ee) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

          (ff) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

          (gg) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater stockholders, except as set forth in the Registration Statement and the Prospectus.

     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4. Certain Covenants of the Company. The Company hereby agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver under the Act a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

          (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing unless required by applicable law; provided, however, the Company’s obligations under this Section 4(d) shall terminate when delivery of a prospectus is no longer required under applicable law in connection with the offering or sale of the Shares;

          (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Shares; and, as long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Shares, to provide you with a copy of such reports and statements and other documents to be publicly filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act to the extent such reports, statements and other documents are not available through the EDGAR filing system during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

          (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

          (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h) to the extent not available through the EDGAR filing system, to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [●];

          (i) to furnish to its stockholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by, to the extent required, a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board);

          (j) to furnish to you one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and upon reasonable request sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (k) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, each Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and for printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the filing fees and reasonable legal fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the filing fees and reasonable legal fees and other disbursements of counsel to the Underwriters in connection with such NASD filing, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company, and one-half the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder;

          (l) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of [90] days after the date hereof (the “Lock-Up Period”), without the prior written consent of [●], except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options, stock purchase rights or other awards disclosed as outstanding in the Registration Statement and the Prospectus pursuant to the Company’s benefit plans described in or filed as an exhibit to the Registration Statement and the Prospectus, (iii) the issuance of employee stock options, stock purchase rights and other awards not exercisable during the Lock-Up Period (in each case described as reserved for future issuance in the Registration Statement and the Prospectus) pursuant to the Company’s benefit plans described in or filed as an exhibit to the Registration Statement and the Prospectus, (iv) issuances in connection with an acquisition of or strategic relationship with another corporation or entity, or the acquisition of assets, provided that the number of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock does not exceed [●], (v) pursuant to the Preferred Stock Rights Agreement dated July 24, 2002 between the Company and Mellon Investor Services LLC and (vi) the filing of a registration statement (and effectiveness thereof) in connection with contractual obligations existing on the date hereof and disclosed to you, or future contractual obligations undertaken pursuant to clause (iv) above;

          (m) to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the NASDAQ and to maintain such listing; and

          (n) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to [●], counsel for the Underwriters, in the form set forth in Exhibit B hereto.

          (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Goldfarb, Levy, Eran & Co., special Israel counsel for the Company with respect to Harmonic Lightwaves (Israel) Ltd., addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to [●], counsel for the Underwriters, in the form set forth in Exhibit C hereto.

          (c) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and the Company (with executed copies for each of the Underwriters) in the forms agreed to by [●] and PricewaterhouseCoopers LLP.

          (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of [●], counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to [●].

          (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (f) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on or prior to the second fill business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

          (g) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, executed by each in his capacity as such officer, in the form attached as Exhibit D hereto.

          (i) You shall have received signed Lock-up Agreements referred to in Section 3(q) hereof.

          (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (k) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

     7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of [●] or any group of Underwriters (which may include [●]) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has occurred or become known any material adverse change [or any development involving a prospective material adverse change] in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in [●] judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in [●] judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

     If [●] or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or the termination of this Agreement pursuant to the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

     If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Indemnity and Contribution.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Prepricing Prospectus or amended Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with paragraph (b) of Section 4 hereof (as it relates to the delivery of sufficient copies of the Prospectus to the Underwriters).

     If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise unless the Company was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise unless such Underwriter was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     10. Information Furnished by the Underwriters. The statements set forth in the [●],[●],[●] and [●] paragraphs under the caption “Underwriting” in the Prospectus, insofar as such statements relate to (i) amount of selling concession and reallowance, (ii) over-allotment and stabilization, (iii) price stabilization and short positions and (iv) [●] constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to [●] and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 549 Baltic Way, Sunnyvale, CA 94089, Attention: Robin N. Dickson.

     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against [●] or any indemnified party. Each of [●] and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours, Harmonic Inc.
By:
Name:
Title:

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

[	]
[	]
[	]

By: [	]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Number of
Underwriter	Firm Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Total	[ ]

SCHEDULE B

Subsidiaries

Name	Jurisdiction of Incorporation
Harmonic (Asia Pacific) Ltd.	Hong Kong, China
Harmonic Data Systems Ltd.	Israel
Harmonic Europe S.A.S.	France
Harmonic Germany GmbH.	Germany
Harmonic International Inc.	U.S.A.
Harmonic International Limited.	Bermuda
Harmonic Lightwaves (Israel) Ltd.	Israel
Harmonic (UK) Ltd.	United Kingdom

EXHIBIT A

Harmonic Inc.

Common Stock
($0.001 Par Value)

[Date]

[                                                            ]

[                                                            ]
[                                                            ]
  [                                                            ]

[                                                            ]
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     Ladies and Gentlemen:

     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Harmonic Inc. (the “Company”) and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the expiration of [90] days after the date of the Underwriting Agreement the undersigned will not, without the prior written consent of [  (“  “)] (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust, family partnership or similar entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust, family partnership or similar entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (d) the receipt of options or shares pursuant to an equity-based compensation or benefit plan of the Company described in the Registration Statement and the Prospectus (as defined in the Underwriting Agreement) and in effect on the date of the final prospectus supplement relating to the Offering (and public announcements of such receipt in connection with applicable securities laws) and (e) the exercise of options by the undersigned in accordance with the terms thereof (but not the sale of the Common Stock issued as a result thereof), which options were disclosed as outstanding in the Registration Statement and the Prospectus (as defined in the Underwriting Agreement) and were outstanding on the date of the final prospectus supplement relating to the Offering or issued in accordance with the foregoing clause (d) (and public announcement of such exercises in connection with applicable securities laws).T

     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period from the date hereof until the expiration of [90] days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of [●], make any demand for, or exercise any right with respect to, the registration of (i) Common Stock of the Company, (ii) any securities convertible into or exercisable or exchangeable for Common Stock, or (iii) warrants or other rights to purchase Common Stock.

* * *

T	The letters to be delivered by Messrs. Ley, Dickson, Levi, Simler and Harshman would include the additional exception:

     "(f) dispositions of not more than shares of Common Stock issued to the undersigned (and public announcements related to such dispositions in connection with applicable securities laws), provided that the parenthetical clause in clause (e) of such letters would clarify that the prohibitions on sales contained in such parenthetical clause would not extend to sales permitted by clause (f) of such letter. The number of shares of Common Stock to be set forth in clause (f) of such letter shall be as follows: Mr. Ley, [●] shares of Common Stock; Mr. Dickson, [●] shares of Common Stock; Mr. Levi, [●] shares of Common Stock; Mr. Simler, [●] shares of Common Stock; and Mr. Harshman, [●] shares of Common Stock.

     If (i) the Underwriting Agreement is not executed and delivered by the Company before [●], (ii) the Company notifies you in writing that it does not intend to proceed with the Offering, (iii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iv) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as deemed in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

     2. Based solely on certifications provided by public officials in applicable states, the Company is duly qualified to do business as a foreign corporation and in good standing in each state listed on Schedule A attached hereto.

     3. The Agreement has been duly authorized, executed and delivered by the Company.

     4. The Shares have been duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     5. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Capitalization”; the issuance of the Shares is not subject to any preemptive rights under the Delaware General Corporations Law (the “DGCL”) and the Company’s Certificate of Incorporation and bylaws, each as amended through the date of such opinion, or any Reviewed Agreements (Reviewed Agreements being defined as any material agreement currently in effect required to file by the Company as an exhibit to its Annual Report on Form 10-K as certified in writing by the Company to such counsel).

     6. The capital stock of the Company, including the Shares, conform in all material respects to the description thereof under the headings “Description of Preferred Stock” and “Description of Common Stock”.

     7. (A) The Registration Statement and the Prospectus (it being understood that such counsel is not called upon and does not comment with respect to any financial statements and the notes thereto and related schedules and other information of an accounting or financial nature included therein or omitted therefrom) comply on their face as to form in all material respects with the requirements of the Act; and (B) the documents filed pursuant to the Exchange Act that are incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied on their face as to form in all material respects with the requirements of the Exchange Act (it being understood that such counsel is not called upon and does not comment with respect to any financial statements and the notes thereto and related schedules and other information of an accounting or financial nature including therein or omitted therefrom).

     8. The Registration Statement has become effective under the Act and, to such counsel’s knowledge based on a conversation with the Office of the Secretary of the Commission, no stop order proceedings is in effect under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

     9. No approval, authorization, consent or order of or filing with any U.S. federal, California or New York governmental or regulatory commission, board, body, authority or agency, or of or with the NASDAQ is required in connection with the issuance and sale of the Shares or with the consummation by the Company of the transactions contemplated hereby, other than registration of the Shares under the Act and a filing of a listing of additional shares application with NASDAQ, which has been effected (except such counsel need express no opinion as to any necessary qualification under the state or foreign securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).

     10. The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not violate or constitute a default under (A) the Certificate of Incorporation or bylaws of the Company, or (B) any Reviewed Agreement, or (C) any U.S. federal, California or New York law, regulation or rule known by us to be customarily applicable to transactions of this nature or, to our knowledge, any U.S. federal, California or New York decree, judgment or order applicable to the Company.

     11. To our knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any U.S. federal, California or New York governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described.

     12. Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds of the sale of the Shares by the Company in the manner specified in “Use of Proceeds,” will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

     13. Except as have been waived pursuant to an effective waiver or disclosed in the Registration Statement or Prospectus, with respect to the offering of the Shares, no person has the right, pursuant to the terms of any Reviewed Agreement, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs 5 and 6 above), on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe (A) that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel is not called upon and does not comment with respect to any financial statements and the notes thereto and related schedules and other information of an accounting or financial nature included therein or omitted therefrom), or (B) that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel is not called upon and does not comment with respect to any financial statements and the notes thereto and related schedules and other information of an accounting or financial nature included therein or omitted therefrom).

EXHIBIT C

FORM OF OPINION OF GOLDFARB, LEVY, ERAN & CO.

     1. Harmonic Lightwaves (Israel) Ltd., a company organized under the laws of Israel (the “Israel Subsidiary”), has been duly incorporated and is validly existing as a corporation under the laws of Israel, with all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

     2. All of the issued and outstanding shares of capital stock of the Israel Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Israel Subsidiary are outstanding.

     3. To such counsel’s knowledge, there is no litigation or governmental or other action, suit, proceedings or investigations before any court or before or by any public, regulatory or governmental agency or body pending or, to such counsel’s knowledge, threatened in Israel against or involving the properties or business of the Israel Subsidiary in Israel which, if determined adversely to the Israel Subsidiary, would have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Israel Subsidiary taken as a whole.

     4. To such counsel’s knowledge, the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not, and, based on facts and law in existence at the date of such opinion, will not, conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the Memorandum and Articles of Association of the Israel Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Israel Subsidiary is a party or by which it or any of its properties may be bound filed as an exhibit to the Registration Statement or any document incorporated by reference in the Registration Statement or the Prospectus or any document or instrument which has otherwise been identified to such counsel by the Company or the Israel Subsidiary in writing as being material, or (C) any Israeli law, regulation or rule or any decree, judgment or order applicable to the Israel Subsidiary and known to such counsel.

C-1

EXHIBIT D

FORM OF OFFICERS’ CERTIFICATE

     1. I have reviewed the Registration Statement and the Prospectus.

     2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

     3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

     4. The conditions set forth in paragraphs (g) of Section 6 of this Agreement have been met.

     5. Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole has occurred or become known.

     6. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

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